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Exhibit 23.1.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements filed by Osiris Therapeutics, Inc. on Form S-8 (Nos. 333-137952 and 333-137593) and on Form S-3 (No. 333-148750) of our report dated March 14, 2009 with respect to the audit of the balance sheet of Osiris Therapeutics, Inc. as of December 31, 2008, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2008 which appears in the Annual Report on Form 10-K of Osiris Therapeutics, Inc. for the year ended December 31, 2009.

/s/ STEGMAN & COMPANY

Baltimore, Maryland
March 12, 2010

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  Exhibit 23.1.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM